UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement..

On June 1, 2023, Medicine Man Technologies, Inc. (the “Company”) and the Company’s indirect wholly-owned subsidiary, Evergreen Holdco, LLC, a New Mexico limited liability company (the “Everest Purchaser”), entered into an Amendment to Asset Purchase Agreement (the “Amendment”) with Sucellus, LLC, a New Mexico limited liability company (“Seller”), James Griffin, Brook Laskey, William Baldwin, Andrew Dolan, and Greg Templeton (the “Equityholders”), and Brook Laskey, as Representative under the Asset Purchase Agreement, dated April 21, 2023, by and among the Company, Everest Purchaser, Seller, the Equityholders, and Brook Laskey, as Representative (as amended, the “Everest Purchase Agreement”). The Amendment amended the terms of the Everest Purchase Agreement to (i) revise the Closing Purchase Price by virtue of amendments to the Estimated Closing Purchase Price, the Closing Inventory Statement and the Kirk Payment, (ii) warrant that all outstanding indebtedness as the date of the Agreement which include certain Promissory Notes between Seller and the Holders have been paid in full and the Holders have acknowledged the receipt of payment in full, and (iii) make other amendments to provisions addressing, among other things, Financial Statements of the Seller, Real Estate Lease Obligations and Related Guarantees, and direction of shares to the Equityholders. All capitalized terms herein are defined in the Purchase Agreement and the Amendment to the Purchase Agreement.

On June 1, 2023, following execution of the Amendment, Everest Purchaser acquired substantially all of the operating assets of Seller and assumed specified liabilities of Seller, subject to the terms and conditions set forth in the Everest Purchase Agreement (the “Everest Acquisition”). Pursuant to existing laws and regulations in New Mexico, the cannabis licenses for the facilities managed by Seller are held by a not-for-profit entity, Everest Apothecary, Inc., (the “NFP” or “Everest Apothecary”). At the closing, Everest Purchaser gained control over the NFPs by replacing the officers and directors of the NFP with officers of the Company. On the same date, Everest Purchaser entered into a separate Call Option Agreement (the “Call Agreement”). The Call Agreement gives Everest Purchaser the right to acquire 100% of the equity or 100% of the assets of the NFP for a purchase price of $100 if, in the future, the New Mexico legislature adopts legislation that permits the NFP to (i) convert to a for-profit corporation and maintain its cannabis license or (ii) sell its assets (including its cannabis license) to a for-profit corporation. Everest Purchaser will have one year after receipt of notice of the approval of such legislation from the NFP to exercise its call option.

After purchase price adjustments and subject to post-closing adjustments, the aggregate purchase price for Everest Acquisition paid at closing was approximately $37.19 million, of which $11.69 million was paid in cash, $17.5 million was paid in the form of an unsecured promissory note issued by Everest Purchaser to Seller (the “Everest Note”), and $8 million was paid in Company common stock in the amount of 7,619,047 shares. The Everest Note is payable on the last day of the calendar quarter following the fourth anniversary of the closing of the Everest Acquisition (“Closing”) with interest payable quarterly at an annual interest rate of 5% (the “Everest Note”). Two Initial Principal Payments of $1,250,000 are due to the Seller at 90 and 180 days. The Note provides for customary events of default such as failure to pay amounts due under the Note, and certain bankruptcy, insolvency, reorganization, winding-up, composition or readjustments of debts, or receivership proceedings, or similar actions. Upon the occurrence and during the continuation of an event of default under the Note, among other remedies, Seller may declare the unpaid principal amount of the Note, together with all accrued and unpaid interest thereon, to be immediately due and payable. In addition to the foregoing, Everest Purchaser may be required to make a potential “earn-out” payment of up to an additional $8 million, payable in Company common stock priced at Closing, based on the revenue performance of certain retail stores of Everest Apothecary for 12 months following such store opening for business (collectively, the “Acquisition Consideration”).

The Everest Purchase Agreement provides for potential indemnification claims by the Company and Everest Purchaser against Everest Apothecary and the Equityholders subject to certain limitations and conditions. Permitted indemnification claims will be first offset against the Everest Note. The Company and Everest Purchaser have also agreed to indemnify Seller, the Equityholders and certain other persons subject to certain limitations and conditions.

The Company previously reported the terms of the Everest Purchase Agreement and the transactions contemplated thereby in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 26, 2023. The foregoing descriptions of the Everest Acquisition, the Everest Purchase Agreement, the Amendment, the Call Agreement and the Everest Note do not purport to be complete and are qualified in their entirety by reference to the copies of the Everest Purchase Agreement, the Amendment, the Call Agreement and the Everest Note attached hereto as Exhibits 2.1, 2.2, 2.3 and 4.1 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of the shares of common stock at the closing of the Everest Acquisition were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Company will issue the shares in a privately negotiated transaction and the Seller and the Equityholders will acquire the securities for their own accounts for investment purposes. A legend will be placed on the certificates representing shares of common stock referencing the restricted nature of the shares.

Item 7.01. Regulation FD Disclosure.

On June 5, 2023, the Company issued a press release announcing the closing of the Everest Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Any financial statement information required under this Item 9.01 will be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

Any pro forma financial information required under this Item 9.01 will be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit No.	Description
2.1 *	Asset Purchase Agreement, dated April 21, 2023, by and among Medicine Man Technologies, Inc., Evergreen Holdco, LLC, Sucellus, LLC, Brook Laskey, as Representative, and the Equityholders named therein (Incorporated by reference to Exhibit 2.1 to Medicine Man Technologies, Inc.'s Current Report on Form 8-K filed April 26, 2023 (Commission File No. 000-5540))
2.2	Amendment to Asset Purchase Agreement, dated June 1, 2023, by and among Medicine Man Technologies, Inc., Evergreen Holdco, LLC, Sucellus, LLC, Brook Laskey, as Representative, and the Equityholders named therein
2.3	Call Option Agreement, dated June 1, 2023, by and between Evergreen Holdco, LLC and Sucellus, LLC
4.1	Promissory Note, dated June 1, 2023, by and between Evergreen Holdco, LLC and Sucellus, LLC
99.1	Press Release, dated June 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain information has been redacted pursuant to Instruction 5 to Item 1.01 of Form 8-K and Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to supplementally furnish any redacted information to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: June 7, 2023		Christine Jones
Chief Legal Officer